Exhibit 23.1

Onestop Assurance PAC 10 Anson Road #21-14 International Plaza Singapore, 079903 Tel +65 6883 5647 Email: audit@onestop-audit.com Website: www.onestop-audit.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation in the Registration Statement on Form F-1 of our report dated January 22, 2026, relating to the financial statements of Tino Group Limited as of and for the years ended August 31, 2025 and 2024.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Onestop Assurance PAC

Onestop Assurance PAC

Singapore

June 12, 2026